Exhibit 2.2

Dated ____________________

KIKA Technology INC.

and

Wintergreen Acquisition Merger Subsidiary Corp.

PLAN OF MERGER

This plan of merger (the Plan of Merger) is made on ________________.

BETWEEN

(1)	KIKA Technology INC., an exempted company incorporated under the laws of the Cayman Islands with company number 425046 with its registered office situated at the offices of Vistra (Cayman) Limited, P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205 Cayman Islands (the Surviving Company); and

(2)	Wintergreen Acquisition Merger Subsidiary Corp., an exempted company incorporated under the laws of the Cayman Islands with company number 427816 with its registered office situated at the offices of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands (the Merging Company, and together with the Surviving Company, the Constituent Companies).

WHEREAS:

(A)	The Surviving Company, Wintergreen Acquisition Corp. and the Merging Company have entered into a merger agreement dated [●] (and may be further amended or supplemented from time to time, the Merger Agreement), pursuant to which, among other things, the Merging Company will merge with and into the Surviving Company, with the Surviving Company being the surviving company (the Merger) in accordance with the terms and conditions set forth therein. A copy of the Merger Agreement is attached as Appendix 1 to this Plan of Merger.

(B)	This Plan of Merger is made pursuant to provisions of Part 16 of the Companies Act (Revised) of the Cayman Islands (the Companies Act).

(C)	Terms not otherwise defined in this Plan of Merger shall have the meanings given to them under the Merger Agreement.

IT IS AGREED:

1	In this Plan of Merger:

(a)	Company Share means a share of a nominal or par value of USD0.0001 of the Surviving Company immediately prior to the Effective Time;

(b)	Consideration Shares means such number of Purchaser Ordinary Shares equal to the Valuation (as defined in the Merger Agreement) divided by SPAC Per Share Redemption Price (as defined in the Merger Agreement), rounded up to the nearest whole share (the aggregate number of such Consideration Shares is set out in Annex 1 of the Merger Agreement);

(c)	Per Share Merger Consideration means the quotient obtained by dividing (a) the aggregate number of Consideration Shares, by (b) the aggregate number of Company Shares outstanding as of immediately prior to the Effective Time; and

(d)	Purchaser Ordinary Shares means the ordinary shares of “Wintergreen Acquisition Corp.”.

2	Constituent Companies

2.1	The Constituent Companies to this Plan of Merger are the Surviving Company and the Merging Company.

3	Name of Surviving Company

3.1	The Surviving Company shall be the surviving company and the name of the surviving company shall remain as “KIKA Technology INC.”.

4	Registered Office

4.1	The registered office of the Surviving Company is at the offices of Vistra (Cayman) Limited, P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205 Cayman Islands.

4.2	The registered office of the Merging Company is at the offices of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands.

5	Authorised and Issued Share Capital

5.1	Immediately prior to the Effective Time (as defined below), the authorised share capital of the Surviving Company is USD50,000.00 divided into 500,000,000 shares of a nominal or par value of USD0.0001 each, of which 10,000 shares are in issue and outstanding.

5.2	Immediately prior to the Effective Time, the authorised share capital of Merging Company is USD50,000.00 divided into 500,000,000 ordinary shares of par value USD0.0001 each, of which 1 ordinary share is in issue and outstanding.

5.3	At the Effective Time, the authorised share capital of the Surviving Company will be USD50,000.00 divided into 500,000,000 shares of a nominal or par value of USD0.0001 each.

6	Effective Time

6.1	In accordance with section 233(13) of the Companies Act, the Merger shall be effective on the date this Plan of Merger is registered by the Registrar of Companies of the Cayman Islands (the Effective Time).

7	Terms of Merger

7.1	The terms and conditions of the Merger, including the manner and basis of converting shares in each constituent company into shares in the Surviving Company or into other property, are set out in the Merger Agreement. In particular, at the Effective Time, and in accordance with the terms and conditions of the Merger,

(a)	each ordinary share of the Merging Company issued and outstanding immediately prior to the Effective Time shall be converted into one (1) share of the Surviving Company with the same rights, powers and privileges as the share(s) so converted and shall constitute the only outstanding share(s) of the Surviving Company issued and outstanding immediately after the Effective Time; and

(b)	each Company Share issued and outstanding immediately prior to the Effective Time shall be cancelled and converted into the right to receive, without interest, the Per Share Merger Consideration.

8	Rights and Restrictions of Shares

8.1	At the Effective Time, the shares of the Surviving Company shall:

(a)	be entitled to one vote per share;

(b)	be entitled to such dividends as the board of directors of the Surviving Company may from time to time declare;

(c)	in the event of a winding-up or dissolution of the Surviving Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to surplus assets; and

(d)	generally be entitled to enjoy all of the rights attaching to the shares,

in each case, as set out in the Memorandum and Articles of the Surviving Company (as defined below).

9	Memorandum and Articles

9.1	At the Effective Time, the memorandum and articles of association of the Merging Company, as in effect immediately prior to the Effective Time, shall cease and the memorandum and articles of association of the Surviving Company immediately prior to the Merger shall be the memorandum and articles of association of the Surviving Company after the Merger (the Memorandum and Articles of the Surviving Company). No amendments to the Memorandum and Articles of Association of the Surviving Company will be brought about by the Merger.

10	Property

10.1	At the Effective Time, the rights, property of every description including choses in action, and the business, undertaking, goodwill, benefits, immunities and privileges of each of the Constituent Companies shall immediately vest in the Surviving Company which shall be liable for and subject, in the same manner as the Constituent Companies, to all mortgages, charges or security interest and all contracts, obligations, claims, debts and liabilities of each Constituent Companies, all as more particularly described in the Merger Agreement.

11	Director of Surviving Company

11.1	The names and addresses of the directors of the Surviving Company are:

(a)	[●] of [●];

(b)	[●] of [●];

(c)	[●] of [●];

(d)	[●] of [●]; and

(e)	[●] of [●].

12	Director Benefits

12.1	No amounts or benefits have been paid, or shall be payable to any director of the Constituent Companies in connection with the Merger, other than by reason of their ownership of the shares or other equity securities in the Constituent Companies in issue and outstanding immediately prior to the Effective Time.

13	Secured Creditors

13.1	The Surviving Company has no secured creditors and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

13.2	The Merging Company has no secured creditors and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

14	Approval and Authorisation

14.1	This Plan of Merger has been approved by the board of directors of each of the Surviving Company and the Merging Company pursuant to section 233(3) of the Companies Act.

14.2	This Plan of Merger has been approved by the shareholders of each of the Surviving Company and the Merging Company pursuant to section 233(6) of the Companies Act.

15	Variation

15.1	At any time prior to the Effective Time, this Plan of Merger may be amended by the boards of directors of both the Surviving Company and the Merging Company to:

(a)	change the Effective Time provided that such changed date shall not be a date earlier than the date of registration of this Plan of Merger with the Registrar of Companies of the Cayman Islands or later than the ninetieth (90th) day after the date of registration of this Plan of Merger with the Registrar of Companies of the Cayman Islands; and

(b)	effect any other changes to this Plan of Merger as the Merger Agreement or this Plan of Merger may expressly authorise the boards of directors of both the Surviving Company and the Merging Company to effect in their discretion.

16	Right of Termination

16.1	At any time prior to the Effective Time, this Plan of Merger may be terminated by the boards of directors of both the Surviving Company and the Merging Company pursuant to the terms and conditions of the Merger Agreement.

17	Governing Law

17.1	This Plan of Merger shall be governed by and construed in accordance with the laws of the Cayman Islands. The Constituent Companies hereby agree to submit any dispute arising from this Plan of Merger to the exclusive jurisdiction of the courts of the Cayman Islands.

18	Counterparts

18.1	This Plan of Merger may be executed in counterparts by facsimile and in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signature page to follow]

In witness whereof the parties hereto have caused this Plan of Merger to be executed on the day and year first above written.

Signed for and on behalf of:
KIKA Technology INC.

By:
	Title:	Director

Signed for and on behalf of:
Wintergreen Acquisition Merger Subsidiary Corp.

By:
	Title:	Director

[Signature page to Plan of Merger]

Appendix 1

Merger Agreement

A-1